SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 11, 2009 (Date of Report)
(Date of Earliest Event Reported)
Peplin, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-53410 (Commission File No.)	26-0641830 (IRS Employer Identification No.)
6475 Christie Avenue, Suite 300, Emeryville, California, 94608
(Address of Principal Executive Offices, including Zip Code)
(510) 653-9700
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     As previously announced, on September 2, 2009, Peplin, Inc. (“Peplin”), LEO Pharma A/S (“LEO”) and Plant Acquisition Sub, Inc., a wholly owned subsidiary of LEO (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Acquisition Sub will be merged with and into Peplin, with Peplin surviving the merger as a wholly owned subsidiary of LEO (the “Merger”). On November 9, 2009, the closing of the transactions contemplated by the Merger Agreement occurred in accordance with the terms of the Merger Agreement and the Merger became effective at 6:30 p.m. Eastern Standard Time on November 11, 2009 (the “Effective Time”).
     At the Effective Time, pursuant to the terms of the Merger Agreement, each issued and outstanding share of Peplin’s common stock (other than shares held by LEO, Acquisition Sub, or any subsidiary of LEO or Peplin) was converted into the right to receive an amount in cash equal to US$16.99 (the “Per Share Merger Consideration”), without interest, in accordance with the terms and conditions of the Merger Agreement.
Item 5.01. Changes in Control of Registrant.
     At the Effective Time a change of control of Peplin occurred. Pursuant to the terms of the Merger Agreement, each outstanding share of Peplin common stock was converted into the right to receive the Per Share Merger Consideration and each outstanding and unexercised option and warrant was cancelled. All outstanding and unexercised options and warrants became fully vested and exercisable immediately prior to the Effective Time. Those options and warrants with a per share exercise price or purchase price, as applicable, that is less than the Per Share Merger Consideration were automatically cancelled and converted into the right to receive an amount in cash equal to the difference between (a) the Per Share Merger Consideration multiplied by the number of shares of Peplin common stock underlying the option or warrant and (b) the aggregate exercise or purchase price, as applicable, of the option or warrant.
     The foregoing description of the Merger and the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
     Pursuant to the Merger Agreement, upon the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time became the directors of Peplin and the officers of Acquisition Sub became the officers of Peplin, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, upon the Effective Time, Peplin’s (i) certificate of incorporation was amended and restated in its entirety to be substantially similar to the certificate of incorporation of Acquisition Sub and (ii) bylaws were amended and restated in their entirety to be substantially similar to the bylaws of Acquisition Sub, each as in effect immediately prior to the Effective Time of the Merger. The certificate of incorporation and bylaws of Peplin are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 2, 2009, by and among Peplin, Inc., LEO Pharma A/S and Plant Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed September 2, 2009).

3.1	Certificate of Incorporation of Peplin, Inc.

3.2	Bylaws of Peplin, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPLIN, INC.
Date: November 12, 2009	By:	/s/ GEORGE MAHAFFEY
		Name:	George Mahaffey
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 2, 2009, by and among Peplin, Inc., LEO Pharma A/S and Plant Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed September 2, 2009).

3.1	Certificate of Incorporation of Peplin, Inc.

3.2	Bylaws of Peplin, Inc.